CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 2, 2001, and January 9, 2001, relating to the financial statements and financial highlights appearing in the November 30, 2000, Annual Reports to Shareholders of Vanguard California Tax-Exempt Funds, Vanguard Florida Insured Long-Term Tax-Exempt Fund, Vanguard Massachusetts Tax-Exempt Fund, Vanguard New Jersey Tax-Exempt Fund, Vanguard New York Tax-Exempt Funds, Vanguard Ohio Tax-Exempt Funds and Vanguard Pennsylvania Tax-Exempt Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "Service Providers - Independent Accountants" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Philadelphia, PA

October 19, 2001